UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2018

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 23rd Street New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 13, 2018, Jared Cluff ceased to serve as Chief Marketing Officer of Blue Apron Holdings, Inc. (collectively with its subsidiaries and other affiliates, as applicable, the “Company”) and as an employee of the Company.

Item 7.01  Regulation FD Disclosure.

On November 13, 2018, the Company issued a press release regarding certain strategic actions it is taking, or has taken, including a reduction of personnel (as described in Item 8.01 below), to support its strategic priorities. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B-2 of Form 8-K, the information set forth in or incorporated by reference into this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01  Other Events.

On November 13, 2018, the Company implemented a reduction in personnel to support its strategic priorities. This action resulted in a reduction of approximately 4% of the Company’s total workforce across the Company’s corporate offices and fulfillment centers. As a result of this action, the Company expects to incur approximately $1.6 million in employee-related expenses, primarily consisting of severance payments, substantially all of which will result in cash expenditures. The Company expects to incur such expenses during the fourth quarter of 2018.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated November 13, 2018.

Forward-Looking Statements

This Form 8-K includes statements concerning the Company and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions.  Forward-looking statements in this Form 8-K include, but are not limited to, estimates of employee headcount reductions, expenditures that may be made or costs that may be incurred by the Company in connection with the workforce reduction, and the Company’s expectations regarding its profitability. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could contribute to such differences include the Company’s possible changes in the size and components of the expected costs and charges associated with the workforce reduction; risks associated with the Company’s ability to achieve the benefits of the workforce reduction; risks resulting from the workforce reduction, including, but not limited to, further employee attrition and adverse effects on the Company’s operations; the Company’s anticipated growth strategies; its ability to execute on its multi-product, multi-channel growth strategy; its ability to cost-effectively attract new customers, retain existing customers and increase the number of customers it serves; its amount of indebtedness and ability to fulfill its debt-related obligations; its ability to comply with the covenants in its revolving credit facility; and the risks more fully described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed with the U.S. Securities and Exchange Commission (the “SEC”), the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 to be filed with the SEC and in other filings that the Company may make with the SEC in the future.  The forward-looking statements in this Form 8-K are based on information available to the Company as of the date hereof.  The Company assumes no obligation to update any forward-looking statements contained in this Form 8-K as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: November 13, 2018	By:	/s/ Benjamin C. Singer
Benjamin C. Singer
General Counsel and Secretary